EXHIBIT 10.6

ADDENDUM TO EMPLOYMENT AGREEMENT

THIS ADDENDUM (“Addendum”) is made this 29th day of December, 2005, by and between FIRST BANK OF HENRY COUNTY, a bank organized under the laws of the State of Georgia (the “Bank”), and LISA J. MAXWELL, a resident of the State of Georgia (the “Executive”).

WHEREAS, the parties entered into an Employment Agreement dated February 23, 2004, (the “Employment Agreement”);

WHEREAS, the Employment Agreement at Section 19 concerning “Entire Agreement” provides that the Employment Agreement between the parties may not be amended or modified in any way except by mutual agreement of the parties in a written instrument; and

WHEREAS, the Employment Agreement did not reflect the true intent of the parties with respect to stock options; and

WHEREAS, the parties now desire and have agreed to amend and modify the Employment Agreement by way of this written Addendum thereto in order to reflect and correct this intent;

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements of the parties, and for the grant of an option to purchase the number of shares described, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree to amend and modify the Employment Agreement as follows:

7.             Amendment to Paragraph 4.3.  Paragraph 4.3 of the Employment Agreement is hereby modified and amended to read as follows:

“4.3        Stock Options.  First Bank Financial Services, Inc. (the “Company”) shall grant an option to the Executive to purchase a number of shares of the Company’s common stock equal to 5,000 plus:

[(the fair market value of the Company’s common stock on the date the option is granted minus $10.00) times 5,000] divided by [the fair market value of the Company’s common stock on the date the option is granted].

The option described in this Section 4.3 shall be granted on or before December 31, 2005 pursuant to the Company’s 2005 Stock Incentive Plan with an exercise price equal to the fair market value of the Company’s common stock on the date of grant.  The stock option will be subject to the terms of a separate stock option agreement.  The option will become vested in thirty-three percent (33%) increments as of the first anniversary of the Effective Date and continuing for the next two successive anniversaries; provided however, that the terms of any related stock option grant or agreement if different shall control.”

8.             Remainder in Full Force and Effect.  The remainder of the Employment Agreement shall remain unchanged and shall remain in full force and effect in accordance with all of its terms and conditions.

IN WITNESS WHEREOF, the parties have executed this Addendum to the Employment Agreement, as of the date first written above.

FIRST BANK OF HENRY COUNTY

By:

Print Name:

Title:

THE EXECUTIVE:

LISA J. MAXWELL